EXHIBIT 2.2

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Gratus Capital Properties fund III LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at:

1209 Orange Street, Wilmington DE19801

The name of the Registered Agent at such address upon whom process against this limited liability company may be served is:

National Registered Agents, Inc.

By:	Clemen Cunningham
Authorized Person

Name	Clemen Cunningham
Print of Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GRATUS CAPITAL PROPERTIES FUND III LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D, 2020, AT 2:53 O’CLOCK P.M.

4108508 8100 SR# 20208325000	Authentication: 204052312 Date: 11-10-20
You may verify this certificate online at corp.delaware.gov/author.shtml